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                                                                 EXHIBIT 10.9


                            VIISAGE TECHNOLOGY, INC.
                        1996 DIRECTORS STOCK OPTION PLAN
                        --------------------------------

Section 1 -- Purpose

     The purpose of this 1996 Directors Stock Option Plan (the "Plan") is to increase the proprietary interest of non-employee members of the Board of Directors (the "Board") of Viisage Technology, Inc., a Delaware corporation (the "Company"), in the continued success of the Company, and to provide them with an incentive to continue to serve as directors. All options issued pursuant to the
    Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2 -- Effective Date

     The Plan became effective as of June 17, 1996, the date as of which it was adopted by the Board (the "Effective Date").

Section 3 -- Stock Subject to the Plan

     Options issued under this Plan shall be exercisable for the Company's common stock. The number of shares that may be issued under this Plan shall not exceed in the aggregate eighty-one thousand six hundred fifty (81,650) shares of the common stock, $.001 par value, of the Company (the "Shares") authorized on the Effective Date, subject to adjustment as provided in Sections 9 and 10 below. Any Shares subject to an option which for any reason expires or is terminated as to such Shares may again be the subject of an option under this Plan. In addition, any Shares purchased by an optionee upon exercise of an option under this Plan that are subsequently repurchased by the Company pursuant to the terms of such option, and Shares tendered as payment for Shares upon exercise of an option under this Plan, may again be the subject of an option under the Plan. The Shares delivered upon exercise of options under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

Section 4 -- Administration

     This Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration. Any decisions made with respect thereto shall be final and binding on the Company, the optionee and all other persons. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

Section 5 -- Eligible Participants

     For so long as Shares are available for issuance pursuant to the provisions of this Plan, individuals who become directors of the Company and who are not employees of the Company
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("Non-Employee Directors") shall be eligible to participate in the Plan.  Each
Director to whom options are issued hereunder shall be a participant ("Participant") under the Plan.

Section 6 -- Duration of Plan

     This Plan shall remain in effect until December 31, 1998, unless terminated earlier pursuant to Paragraph 13 hereof. Options that are issued on or before the date of this Plan's termination shall remain exercisable in accordance with their respective terms after the termination of the Plan.

Section 7 -- Automatic Issuance of Options

     For so long as a sufficient number of Shares are available under this Plan,
(i) each person who is a Non-Employee Director on the date when the Company first shall have effectively registered Shares for public offering under the Securities Act of 1933, as amended, upon the date when such registration becomes effective, and (ii) each person who thereafter becomes a Non-Employee Director and who has not already received an option under this Plan, upon the date of such director's election or appointment as a director: shall receive automatically, and without further action by the Board, an option to purchase 16,330 Shares in accordance with the provisions of Section 8, and subject to adjustment as provided in Sections 9 and 10 below.

Section 8 -- Terms and Conditions of Options

     Options issued under this Plan shall be evidenced by written instruments in such form not inconsistent with this Plan as the Board shall approve from time to time, which instruments shall evidence the following terms and conditions:

     (a) Price. The exercise price of an option issued on or before the date when the Company first shall have effectively registered Shares for public offering under the Securities Act of 1933, as amended, shall be $2.96 per Share, and the exercise price of an option issued after such date shall be 100% of the fair market value per Share on the date the option is issued. For purposes of the foregoing, "fair market value" of a share of stock on any date shall mean the closing price on NASDAQ (or, if the Company's common stock is not traded on NASDAQ, on the principal exchange on which the Company's stock then is publicly traded) as of the date of issuance, or if the date of issuance is not a business day, as of the last business day for which prices are available prior to the date of issuance.

     (b) Number of Shares. Each option agreement shall specify the number of Shares to which it pertains, pursuant to Section 7.

     (c) Vesting. Each option issued under the Plan shall vest and be exercisable in accordance with the following schedule, subject to adjustment as provided in Section 9 and 10 below: (i) the option shall be vested and exercisable for 1,420 Shares upon the issuance of the

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option; and (ii) for so long as the Participant continues to be a director of the Company on the applicable anniversary of Option issuance, the option shall vest and become exercisable for an additional 4,970 Shares on each of the first, second and third anniversaries of the date of issuance of the option. In the event that the Participant ceases to be a director of the Company for any reason prior to the time a Participant's option becomes fully exercisable, the option will terminate with respect to the Shares as to which the option is not then vested and exercisable and all rights of the Participant to such Shares shall terminate without further obligation on the part of the Company. In the event that the Participant ceases to be a director of the Company after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof.

     (d) Notice of Exercise and Payment. An option shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised. If said Shares are not at that time effectively registered under the Securities Act of 1933, as amended, the optionee shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the Shares are being purchased for the optionee's own account for investment and not with a view to distribution. Payment shall be made in full at the time the option is exercised. Payment shall be made by (i) cash; (ii) by check; (iii) subject to
Section 12(c) hereof, by delivery and assignment to the Company of Shares previously owned by the optionee for one year or more and having a value equal to the Option price; (iv) if permitted by applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of unrestricted Shares acquired upon exercise to pay for all of the Shares so acquired and any tax withholding obligation resulting from such exercise, and an authorization to the broker or selling agent to pay that amount to the Corporation; or (v) by a combination of (i), (ii), (iii) and (iv). The value of the Company stock for purposes of the foregoing clause (iii) shall be its fair market value as of the date the Option is exercised, as determined in accordance with procedures to be established by the Board.

     (e) Expiration. Options issued under the Plan shall expire ten years from the date on which the option is issued, unless terminated earlier in accordance with the Plan; provided, however, that the vested portion of any unexpired option in effect on the date of a Participant's death or disability shall expire one year from the date of the Participant's death or disability (whether or not this period ends after the stated expiration of the exercise period).

     (f) Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any Share covered by any option until the purchase thereof.

     (g) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent or distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee. Notwithstanding the foregoing (but in the case of an optionee that is subject to Section 16 of the Exchange Act, only to the extent consistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the

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"Exchange Act"), or any successor provision, as applicable to the Company at the time ("Rule 16b-3"), or other rules under Section 16 of the Exchange Act), such option may be transferred pursuant to an order that would constitute a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (h) The instruments evidencing options may be in the form of agreements to be executed by both the optionee and the Company or certificates, letters or similar instruments, which need not be executed by the optionee but acceptance of which will evidence agreement to the terms of the issuance.

Section 9 -- Stock Dividends; Stock Splits; Stock Combinations; Recapitalization

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's common stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently issued under the Plan.

Section 10 -- Merger; Sale of Assets; Dissolution

     In the event of a change of the Company's common stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, or the formation of a holding company, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options issued hereunder or unexercised portions thereof and the price per share thereof shall be appropriately adjusted to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. If the Company shall be a party to a merger or a similar reorganization after which the Company will not survive, or if there will be a sale of substantially all the common stock of the Company or a sale of all or substantially all of the assets of the Company, then to the extent permitted by Rule 16b-3, the options under this Plan automatically shall be terminated, assumed by the successor corporation or repurchased by the Company or its successor to the same extent, and on the same terms, as are approved for options for the Company's Common Stock issued under the Company's 1996 Management Stock Option Plan or the then-existing successor plan thereto, and otherwise will terminate upon such merger, reorganization or sale. Despite the foregoing, no such adjustment shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any Option or a grant of additional benefits to any optionee.

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Section 11 -- No Right to Reelection

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board or standing Committee thereof to nominate any Director for reelection by the Company's stockholders, nor confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

Section 12 -- Regulatory Compliance and Listing

  (a) The issuance or delivery of any shares of stock subject to exercisable Options hereunder may be postponed by the Board for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of NASDAQ or any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any applicable regulation of any governmental authority, NASDAQ or any national securities exchange.

  (b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of and Rule 16b-3 under the 1934 Act, the Board may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

  (c) Any election made by an optionee then subject to Section 16 of the Exchange Act to make payment of any portion of an option price with Shares shall be subject to any then-applicable requirements of Rule 16b-3 and other applicable rules under Section 16 of the Exchange Act.

Section 13 -- Amendment and Termination

     The Board shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall affect any right or obligation with respect to any option theretofore issued. In addition, no such amendment or modification shall be made without previous approval by the stockholders where such approval is necessary to satisfy, nor shall any amendment or modification be made at a time when the same would violate, any then-applicable requirements of federal securities laws (including without limitation Rule 16b-3), the Code or rules of NASDAQ or any stock exchange on which the Company's common stock is listed.

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